Exhibit 99.1

NEWS RELEASE

News Media Alex Clark 310-252-6397 alex.clark@mattel.com	Securities Analysts Martin Gilkes 310-252-2703 martin.gilkes@mattel.com

MATTEL REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

AND DECLARES QUARTERLY DIVIDEND

First Quarter Highlights

•	Worldwide net sales up 5% in constant currency[1], and reported worldwide net sales down 2%, reflecting the impact from changes in currency exchange rates

•	North American Region[2] gross sales up 9% in constant currency and International Region gross sales up 2% in constant currency; and reported North American Region gross sales up 8% and International Region gross sales down 14%

•	Adjusted operating loss[1] of $14.6 million compared to adjusted operating income[1] of $27.7 million in the first quarter of 2014, and reported operating loss of $54.5 million compared to reported operating income of $6.2 million in the first quarter of 2014

•	Adjusted loss per share[1] of $0.08 vs. prior year adjusted earnings per share[1] of $0.03, and reported loss per share of $0.17 vs. prior year reported loss per share of $0.03

Capital Deployment

•	Board declared 2015 second quarter cash dividend of $0.38 per share, which is flat compared to the second quarter of 2014

EL SEGUNDO, Calif., April 16, 2015 – For the first quarter of 2015, Mattel, Inc. (NASDAQ: MAT) today reported constant currency revenue growth of 5%, adjusted operating loss of $14.6 million, and adjusted loss per share of $0.08.

“In the first quarter, we took a number of steps to implement a rapid turnaround at Mattel,” said Christopher Sinclair, Mattel Chairman and CEO. “We are already benefitting from better decision-making, alignment and enhanced accountability. And we’ve begun to refocus our culture on creativity, innovation and improving our speed to market. While we still have a lot of work to do, we’re starting to see progress with our core brands like Barbie and Fisher-Price, and I am confident we are making the changes necessary to perform better in the future.”

[1]	Please refer to the Non-GAAP Financial Measures for the definitions of non-GAAP financial measures including constant currency, adjusted operating (loss) income, adjusted (loss) earnings per share, gross sales, and adjusted other selling and administrative expenses.
[2]	Consists of the United States, Canada and American Girl.

NEWS RELEASE

Financial Overview

For the quarter, net sales were up 5% in constant currency compared to last year. On a regional basis, first quarter gross sales increased 9% in constant currency, and 8% as reported, in the North American Region, which consists of the United States, Canada and American Girl. For the International Region, gross sales increased 2% in constant currency, and decreased 14% as reported. Gross margin decreased 210 basis points of net sales, partially due to the acquisition of MEGA® Brands. Adjusted other selling and administrative expenses increased 90 basis points of net sales, and 300 basis points as reported. Adjusted operating loss for the quarter was $14.6 million, compared to prior year’s adjusted operating income of $27.7 million.

The Company’s debt-to-total capital ratio as of March 31, 2015 was 44.1%.

Cash flows used for operating activities were approximately $53 million, compared to approximately $61 million of cash flows from operating activities in 2014. Cash flows used for investing activities were approximately $92 million, an increase of approximately $62 million, compared to approximately $30 million in 2014. Cash flows used for financing activities and other were approximately $144 million, compared to approximately $173 million in 2014.

Capital Deployment

The Board of Directors declared a second quarter cash dividend of $0.38 per share, which is flat compared to the second quarter of 2014. The dividend will be payable on June 12, 2015 to stockholders of record on May 22, 2015.

Sales by Brand

Mattel Girls and Boys Brands

For the first quarter, worldwide gross sales for Mattel Girls & Boys Brands were $605.2 million, up 1% in constant currency versus the prior year. Worldwide gross sales for the Barbie brand were down 5% in constant currency. In the quarter, retail sales for Barbie were up on a global basis driven by a strong performance in the United States, partially offset by a decline in international markets. Worldwide gross sales for Other Girls brands were down 1% in constant currency. Worldwide gross sales for the Wheels category, which includes the Hot Wheels and Matchbox® brands, were up 10% in constant currency. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were up 4% in constant currency.

NEWS RELEASE

Fisher-Price Brands

First quarter worldwide gross sales for Fisher-Price Brands, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels® brands, were $264.0 million, up 3% in constant currency versus the prior year.

American Girl Brands

First quarter gross sales for American Girl Brands, which offers American Girl-branded products directly to consumers, were $106.1 million, flat versus the prior year in constant currency.

Construction and Arts & Crafts Brands

First quarter gross sales for Construction and Arts & Crafts Brands, which includes the MEGA BLOKS® and RoseArt® brands, were $38.3 million. Mattel acquired MEGA Brands Inc. on April 30, 2014.

Conference Call and Live Webcast

At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2015 first quarter financial results. The conference call will be webcast on the “Investors” section of the Company’s corporate website: http://corporate.mattel.com. To listen to the live call, log in to the website at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the company’s website for 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:00 p.m. Eastern time the day of the call until Thursday, April 23, 2015, and may be accessed by dialing +1-404-537-3406. The passcode is 9012257.

Forward-Looking Statements

This press release contains forward-looking statements on a variety of matters. These forward-looking statements are based on currently available operating, financial, economic and other information and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2014, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

NEWS RELEASE

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel discloses certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures presented in this release include gross sales, adjusted other selling and administrative expenses, adjusted operating (loss) income, adjusted (loss) earnings per share, and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and are discussed in more detail below. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the attached exhibits and also will be available at the time of our conference call and webcast (information above) in the “Investors” section of our corporate website, http://corporate.mattel.com/, under the subheading “Financial Information – Earnings Releases.”

Gross sales

Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the detail of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with individual products, making net sales less meaningful.

Adjusted other selling and administrative expenses

Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude the impact of restructuring and restructuring-related expenses and costs associated with the acquisition and integration of an acquired business. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses.

Adjusted operating (loss) income

Adjusted operating income represents Mattel’s reported operating income, adjusted to exclude the impact of restructuring and restructuring-related expenses and costs associated with the acquisition and integration of an acquired business. Adjusted operating income is presented to provide additional perspective on underlying trends in Mattel’s core operating results.

NEWS RELEASE

Adjusted (loss) earnings per share

Adjusted earnings per share represents Mattel’s reported diluted earnings per common share, adjusted to exclude the impact of restructuring and restructuring-related expenses, costs associated with the acquisition and integration of an acquired business, and certain tax benefits. Each adjustment is tax effected, if necessary, and divided by the reported weighted average number of common and potential common shares to determine the per-share impact of the adjustment. Adjusted earnings per share is presented to provide additional perspective on underlying trends in Mattel’s core earnings.

Constant currency

Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, current period and prior period results for entities reporting in currencies other than US dollar are translated to US dollars using consistent exchange rates, rather than using the actual exchange rate in effect during the respective periods. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on underlying trends in Mattel’s operating performance.

About Mattel

The Mattel family of companies (Nasdaq: MAT) is the worldwide leader in the design, manufacture and marketing of toys and family products. Mattel’s portfolio of best-selling brands includes Barbie®, the most popular fashion doll ever produced, Hot Wheels®, Monster High®, American Girl®, Thomas & Friends® and Fisher-Price® brands, including Little People® and Power Wheels®, MEGA® Brands, including MEGA BLOKS® and RoseArt®, as well as a wide array of entertainment-inspired toy lines. In 2014, Mattel ranked No. 5 on Corporate Responsibility Magazine’s “100 Best Corporate Citizens” list. With worldwide headquarters in El Segundo, Calif., Mattel’s companies employ 31,000 people in 40 countries and territories and sell products in more than 150 nations. At Mattel, we are Creating the Future of Play. Visit us at www.mattel.com, www.facebook.com/mattel or www.twitter.com/mattel.

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MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended March 31,
(In millions, except per share and percentage information)	2015		2014		Yr / Yr
	$ Amt	% Net Sales	$ Amt	% Net Sales	% Change
Net Sales	$922.7		$946.2		-2%
Cost of sales	472.3	51.2%	464.7	49.1%	2%

Gross Profit	450.4	48.8%	481.5	50.9%	-6%
Advertising and promotion expenses	102.4	11.1%	90.8	9.6%	13%
Other selling and administrative expenses	402.5	43.6%	384.5	40.6%	5%

Operating (Loss) Income	(54.5)	-5.9%	6.2	0.7%	-976%
Interest expense	20.4	2.2%	17.2	1.8%	18%
Interest (income)	(1.7)	-0.2%	(1.3)	-0.1%	30%
Other non-operating income, net	—		(0.3)

Loss Before Income Taxes	(73.2)	-7.9%	(9.4)	-1.0%	676%
(Benefit) provision for income taxes	(15.0)		1.8

Net Loss	$(58.2)	-6.3%	$(11.2)	-1.2%	419%

Net Loss Per Common Share - Basic	$(0.17)		$(0.03)

Weighted average number of common shares	338.6		340.2

Net Loss Per Common Share - Diluted	$(0.17)		$(0.03)

Weighted average number of common and potential common shares	338.6		340.2

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,		December 31,
	2015	2014	2014 (a)
(In millions)	(Unaudited)
Assets
Cash and equivalents	$682.9	$897.3	$971.7
Accounts receivable, net	699.7	762.6	1,094.5
Inventories	640.3	650.8	561.8
Prepaid expenses and other current assets	572.3	507.9	558.9

Total current assets	2,595.2	2,818.6	3,186.9
Property, plant, and equipment, net	715.6	658.8	737.9
Other noncurrent assets	2,796.2	2,394.6	2,797.2

Total Assets	$6,107.0	$5,872.0	$6,722.0

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	784.4	661.0	1,070.1
Income taxes payable	10.5	13.9	18.8

Total current liabilities	794.9	674.9	1,088.9
Long-term debt	2,100.0	1,600.0	2,100.0
Other noncurrent liabilities	545.5	499.6	584.0
Stockholders’ equity	2,666.6	3,097.5	2,949.1

Total Liabilities and Stockholders’ Equity	$6,107.0	$5,872.0	$6,722.0

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	March 31,
(In millions, except days and percentage information)	2015	2014
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	68	73
Total debt outstanding	$2,100.0	$1,600.0
Total debt-to-total capital ratio	44.1%	34.1%

	Three Months Ended March 31,
(In millions)	2015 (b)	2014
Condensed Cash Flow Data:
Cash flows (used for) from operating activities	$(53)	$61
Cash flows (used for) investing activities	(92)	(30)
Cash flows (used for) financing activities and other	(144)	(173)

Decrease in cash and equivalents	$(289)	$(142)

(a)	Certain balances related to the acquisition of MEGA Brands have been retrospectively adjusted to reflect their final acquisition-date fair values.
(b)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except percentage information)	2015		2014
Worldwide Gross Sales by Brand:
Mattel Girls & Boys Brands	$605.2		$656.9
% Change		-8%		-5%
Pos./(Neg.) Impact of Currency (in % pts)		-9		-1

% Change in Constant Currency		1%		-4%

Fisher-Price Brands	264.0		271.4
% Change		-3%		-6%
Pos./(Neg.) Impact of Currency (in % pts)		-6		-1

% Change in Constant Currency		3%		-5%

American Girl Brands	106.1		105.9
% Change		0%		5%
Construction and Arts & Crafts Brands	38.3		—
Other	6.6		7.0

Gross Sales	$1,020.2		$1,041.2

Worldwide Gross Sales - Mattel Girls & Boys Brands:
Barbie	$146.0		$169.9
% Change		-14%		-14%
Pos./(Neg.) Impact of Currency (in % pts)		-9		-1

% Change in Constant Currency		-5%		-13%

Other Girls	$189.6		$212.9
% Change		-11%		4%
Pos./(Neg.) Impact of Currency (in % pts)		-10		-2

% Change in Constant Currency		-1%		6%

Wheels	$132.1		$130.7
% Change		1%		-2%
Pos./(Neg.) Impact of Currency (in % pts)		-9		-1

% Change in Constant Currency		10%		-1%

Entertainment	$137.5		$143.4
% Change		-4%		-8%
Pos./(Neg.) Impact of Currency (in % pts)		-8		—

% Change in Constant Currency		4%		-8%

Gross Sales	$605.2		$656.9

Worldwide Gross Sales by Region:
North American[1]	$598.1		$552.0
% Change		8%		-2%
Pos./(Neg.) Impact of Currency (in % pts)		-1		-1

% Change in Constant Currency		9%		-1%

International	$422.1		$489.2
% Change		-14%		-7%
Pos./(Neg.) Impact of Currency (in % pts)		-16		-1

% Change in Constant Currency		2%		-6%

Gross Sales	$1,020.2		$1,041.2

% Change		-2%		-4%
Pos./(Neg.) Impact of Currency (in % pts)		-8		-1

% Change in Constant Currency		6%		-3%

Reconciliation of Non-GAAP to GAAP Financial Measure:
Gross Sales	$1,020.2		$1,041.2
Sales Adjustments	(97.5)		(95.0)

Net Sales	$922.7		$946.2

% Change		-2%		-5%
Pos./(Neg.) Impact of Currency (in % pts)		-7		-1

% Change in Constant Currency		5%		-4%

[1]	Consists of United States, Canada, and American Girl.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except per share and percentage information)	2015	2014
Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$402.5	$384.5
% of Net Sales	43.6%	40.6%
Adjustments:
MEGA Brands Integration & Acquisition Costs	(7.7)	—
MEGA Brands Intangible Asset Amortization Expense	(4.2)	—
Severance Expense	(28.0)	(21.5)

Other Selling and Administrative Expenses, As Adjusted	$362.6	$363.0

% of Net Sales	39.3%	38.4%
Operating (Loss) Income
Operating (Loss) Income, As Reported	$(54.5)	$6.2
Adjustments:
MEGA Brands Integration & Acquisition Costs	7.7	—
MEGA Brands Intangible Asset Amortization Expense	4.2	—
Severance Expense	28.0	21.5

Operating (Loss) Income, As Adjusted	$(14.6)	$27.7

Earnings Per Share
Net Loss Per Common Share, As Reported	$(0.17)	$(0.03)
Adjustments:
MEGA Brands Integration & Acquisition Costs	0.02	—
MEGA Brands Intangible Asset Amortization Expense	0.01	—
Severance Expense	0.06	0.05
Discrete Tax Items	—	0.01

Net (Loss) Income Per Common Share, As Adjusted	$(0.08)	$0.03